Exhibit (h)(9)

FORM OF STRUCTURING FEE AGREEMENT

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of November [•], 2012, between Barclays Capital Inc. (“Barclays”) and Ares Capital Management II LLC (the “Investment Manager”).

WHEREAS, Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares of common stock, par value $0.001 per share (the “Common Shares”), are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Investment Manager have entered into an underwriting agreement (the “Underwriting Agreement”), dated November [•], 2012 with each of the underwriters named in Schedule A thereto (the “Underwriters”), with respect to the issue and sale of the Fund’s Common Shares (the “Offering”), as described therein;

WHEREAS, the Investment Manager is the investment adviser of the Fund;

WHEREAS, Barclays is acting as one of the underwriters in an offering of the Common Shares; and

WHEREAS, the Investment Manager desires to provide additional compensation to Barclays for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.                                     In consideration of Barclays’s services providing advice relating to the sale and distribution of the Fund’s Common Shares, including, without limitation, idea generation and assessment of the investment opportunity and advice related to positioning, marketing and distribution strategy, the Investment Manager shall pay Barclays a fee in the aggregate amount of $[•] (the “Fee”). The Fee shall be paid on or before November [•], 2012 by wire transfer to the order of Barclays. The Investment Manager acknowledges that the Fee is in addition to any compensation Barclays earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.  In the event the Offering does not proceed, Barclays will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Barclays pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2.                                     The Investment Manager acknowledges that Barclays did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Barclays, and Barclays is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3.                                     Nothing herein shall be construed as prohibiting Barclays or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4.                                     Except as otherwise set forth herein, this Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

5.                                     The Investment Manager has furnished Barclays with such information as Barclays believes appropriate to its assignment hereunder (all such information so furnished is referred to herein as the “Information”). The Investment Manager  recognizes and confirms that Barclays (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Investment Manager, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading.  The Investment Manager will promptly notify Barclays if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Barclays pursuant to this Section 5.

6.                                     It is understood that Barclays is being engaged hereunder solely to provide the services described above to the Investment Manager and that Barclays is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

7.                                     The Investment Manager agrees that Barclays shall have no liability to the Investment Manager or the Fund for any act or omission to act by Barclays in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Barclays. The Investment Manager agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8.                                     This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

9.                                     No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Investment Manager and Barclays consent to the jurisdiction of such courts and personal service with respect thereto. Each of Barclays and the Investment Manager irrevocably waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Investment Manager agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Investment Manager and may be enforced in any other courts to the jurisdiction of which the Investment Manager is or may be subject, by suit upon such judgment.

10.                              This Agreement may not be assigned by either party without the prior written consent of the other party.

11.                              This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Barclays and the Investment Manager.

12.                              All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Manager:

Ares Capital Management II LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attn: Daniel Hall

or if to Barclays:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention: Paul Mottola

or such other name or address as may be given in writing to the other party. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

13.                              This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ARES CAPITAL MANAGEMENT II LLC		BARCLAYS CAPITAL INC.

By:		By:
	Name:		Name:
	Title:		Title:

INDEMNIFICATION AGREEMENT

November [•], 2012

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

In connection with the engagement of Barclays Capital Inc. (“Barclays”) to advise and assist the undersigned (the “Company”) with the matters set forth in the Structuring Fee Agreement, dated November [•], 2012 between the Company and Barclays (the “Agreement”), in the event that Barclays becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Barclays harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of Barclays. In addition, in the event that Barclays becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Barclays for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by Barclays in connection therewith. Without limiting the foregoing, the indemnification provided hereunder does not extend to matters arising solely out of the Underwriting Agreement, dated November [•], 2012, by and among Ares Dynamic Credit Allocation Fund, Inc., Ares Capital Management II LLC and each of the underwriters named in Schedule A thereto, and indemnified thereunder. Promptly as reasonably practicable after receipt by Barclays of notice of the commencement of any Proceeding, Barclays will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.  Counsel to Barclays shall be selected by Barclays.  The Company may participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Company shall not be the same counsel as counsel to Barclays except with the consent of Barclays.   No indemnifying party shall, without the prior written consent of Barclays (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Barclays is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Barclays from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Barclays.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders, on the one hand, and Barclays, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders, on the one hand, and Barclays, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, Barclays shall not be entitled to contribution from the Company if it is determined that Barclays was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders, on the one hand, and Barclays, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Barclays has been retained to perform services bears to the fees paid to Barclays under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Barclays is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Barclays pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Barclays, on the other hand.

The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Barclays is an actual or potential party to such Proceeding, without Barclays’ prior written consent. For purposes of this Indemnification Agreement, Barclays shall include Barclays Capital Inc., any of its affiliates, each other person, if any, controlling Barclays Capital Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Barclays nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Barclays’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of Barclays in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK,

WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BARCLAYS IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BARCLAYS OR ANY INDEMNIFIED PARTY. EACH OF BARCLAYS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ARES CAPITAL MANAGEMENT II LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC.

By:
Name:
Title: